UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 6, 2016

Stillwater Mining Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13053	81-0480654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, CO	80120
(Address of Principal Executive Offices)	(Zip Code)

(406) 373-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 6, 2016, Stillwater Mining Company issued a press release reporting the Company's first quarter 2016 results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, for the applicable periods presented, including All-in Sustaining Costs per Mined Ounce and Total Cash Costs per Mined Ounce (net of by-product and recycling credits). The most directly comparable GAAP financial measure to All-in Sustaining Costs per Mined Ounce and Total Cash Costs per Mined Ounce (net of by-product and recycling credits) is Total costs of revenues, which was $130,747,000 for the first quarter of 2016 and $169,867,000 for the first quarter of 2015.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated May 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stillwater Mining Company

Date: May 6, 2016	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary